Exhibit 99.1

Kyivstar Group Ltd.

Index Tower (East Tower)

Unit 1703

DIFC (Dubai International Financial Center)

United Arab Emirates

March 31, 2025

Re: Kyivstar Group Ltd. – Registration Statement on Form F-4

Representation under Item 8.A.4 of Form 20-F (“Item 8.A.4”)

Kyivstar Group Ltd., an exempted company with limited liability incorporated under the laws of Bermuda (the “Company”), is making this representation in connection with the Company’s filing on the date hereof of its registration statement on Form F-4 (the “Registration Statement”) relating to a proposed business combination with Cohen Circle Acquisition Corp. I, a Cayman Islands exempted company (“Cohen Circle”).

The Company has included in the Registration Statement its audited consolidated financial statements as of December 31, 2023.

Item 8.A.4 of Form 20-F states that in the case of a company’s initial public offering, the registration statement on Form F-4 must contain audited financial statements of a date not older than 12 months from the date of the offering unless a representation is made pursuant to Instruction 2 to Item 8.A.4. The Company is making this representation pursuant to Instruction 2 to Item 8.A.4, as amended and effective on November 5, 2018, which provides that a company may instead comply with the 15-month requirement “if the company is able to represent that it is not required to comply with the 12-month requirement in any other jurisdiction outside the United States and that complying with the 12-month requirement is impracticable or involves undue hardship.”

The Company hereby represents that:

1.	The Company is not required by any jurisdiction outside the United States to prepare, and has not prepared, consolidated financial statements audited under any generally accepted auditing standards for any interim period.

2.	Compliance with Item 8.A.4 at present is impracticable and involves undue hardship for the Company.

3.	In no event will the Company seek effectiveness of its Registration Statement on Form F-4 if its audited financial statements are older than 15 months at the time of the offering.

The Company is filing this representation as an exhibit to the Registration Statement on Form F-4 pursuant to Instruction 2 to Item 8.A.4.

Kyivstar Group Ltd.

/s/ Kaan Terzioğlu
By:	Kaan Terzioğlu
Title:	Sole Director